UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2003

SM&A

(Exact name of registrant as specified in its charter)

California	0-23585	33-0080929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, Eighth Floor, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 975-1550

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 29, 2003.

Item 9.	Regulation FD Disclosure.

On July 29, 2003, SM&A, a California corporation (the “Company”) issued a press release announcing, among other things, that second quarter 2003 revenue was $18.8 million compared to $13.7 million for the same period a year go, an increase of 38%. Net income for the second quarter 2003 was $2.9 million, or $0.14 per diluted share, an increase of 115% from $1.3 million, or $0.07 per diluted share in the same period a year ago. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM&A
(Registrant)

Date	July 29, 2003	/s/ CATHY L. WOOD
(Signature) Cathy L. Wood Executive Vice President, Chief Financial Officer and Secretary